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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSSION

                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                      Date of Report: August 18, 1999
             (Date of earliest event reported: August 16, 1999)


                         BURLINGTON RESOURCES INC.
           (Exact name of registrant as specified in the charter)


         Delaware                     1-9971                   91-141384
      (State of other        (Commission File Number)      (I.R.S. Employer
      jurisdiction of                                     Identification No.)
      incorporation)
                        5051 Westheimer, Suite 1400,
                            Houston, Texas 77056
            (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code (713) 624-9500


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Item 5.     Other Events

          On August 16, 1999, Burlington Resources Inc. ("Burlington") and Poco Petroleums Ltd. ("Poco") entered into a definitive combination agreement providing for the combination of Poco with Burlington. The total value of the transaction is approximately $2.5 billion, including approximately $750 million in debt of Poco. The combination is expected to be accounted for as a pooling of interests. The transaction is subject to the approval of the stockholders of each of Burlington and Poco and other customary conditions and is expected to close by year end.

          Under the proposed transaction, Poco stockholders will receive
0.250 of an exchangeable share of Poco for each of their Poco common shares. Each exchangeable share will have economic and voting rights equivalent to one share of Burlington common stock. The exchangeable shares are expected to be listed on the Toronto and Montreal Stock Exchanges and will be exchangeable at any time, at the holder's option, for shares of Burlington common stock on a one-for-one basis.

          A copy of the press release issued by Burlington and Poco announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

      99.1     Press Release dated August 16, 1999




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                                 SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BURLINGTON RESOURCES INC.


By:     /s/ Frederick J. Plaeger II
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Dated: August 18, 1999



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                               EXHIBIT INDEX
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     Exhibit Number                     Description
     --------------                     -----------

     99.1                               Press Release dated August 16, 1999